UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 19, 2007
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	0-17224 (Commission File Number)	66-031262 (IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.
Securityholders and Registration Rights Agreement
     In connection with the closing of the transactions contemplated by the Stock Purchase Agreement (as defined below), Doral Financial Corporation (the “Company”) entered into a Securityholders and Registration Rights Agreement, dated as of July 19, 2007 (the “Securityholders and Registration Rights Agreement”) with Doral Holdings Delaware, LLC (“Holdings”). A copy of the Securityholders and Registration Rights Agreement is attached hereto as Exhibit 10.1and is incorporated herein by reference. Pursuant to the Securityholders and Registration Rights Agreement, the Company granted Holdings demand and piggyback registration rights as well as, subject to certain exceptions, preemptive rights with respect to issuances of equity securities by the Company.
     For so long as Holdings in the aggregate owns a majority of the outstanding voting shares of the Company, Holdings is entitled to nominate all of the Company’s directors. After falling below this ownership threshold, Holdings will have the right to designate the number of directors that is proportionate to its ownership percentage of the equity of the Company. For so long as Holdings in the aggregate owns at least 5% of the outstanding voting shares of the Company, it is entitled to designate at least one director.
     Pursuant to the Securityholders and Registration Rights Agreement, Holdings will be restricted from engaging in a “going private” transaction with respect to the Company unless the transaction is approved by either (a) the disinterested directors (if any) on the Company’s board or (b) a majority of common shareholders that are not affiliated with Holdings. Whether or not the transaction is structured to require disinterested director approval, the disinterested directors are authorized to retain advisors.
     In addition, for so long as Holdings in the aggregate owns a majority of the outstanding voting shares of the Company, it will be restricted from transferring to any third party, in one or a series of related transactions, a majority of the shares of the Company’s common stock, unless the transaction, or series of related transactions, provides for or permits the Company’s public shareholders to participate on the same terms, on a pro rata basis. Subject to certain exceptions, the Company’s public shareholders similarly have this right to participate in such a transaction if a majority interest in Holdings is so transferred while it still owns a majority of the Company’s common stock.
Advisory Services Agreement
     In connection with the closing of the transactions contemplated by the Stock Purchase Agreement, the Company also entered into an advisory services agreement with Bear Stearns Merchant Manager III, L.P. (the “Advisor”), an affiliate of Bear Stearns Merchant Banking, pursuant to which the Advisor will provide certain financial and administrative services to the Company in exchange for an annual fee and the reimbursement of out-of-pocket expenses. A copy of the Advisory Services Agreement is attached hereto as Exhibit 10.2. The agreement has a term of five years. The annual fee (payable in advance on August 31 of each year, except for the fee in respect of the first twelve-month period which is payable at closing) for the period from July 1, 2007 to June 30, 2008 will equal $1.5 million, and will increase by $500,000 during each twelve-month period thereafter. Notwithstanding the foregoing, the fee for the last three twelve-month periods is capped at an amount equal to three percent of the Company’s consolidated pre-tax income for the preceding twelve-month period. The agreement may be terminated by the Company at any time upon 60 days’ prior notice. In the event of early termination, the Company would be required to pay the Advisor all fees that would otherwise be payable under the agreement through the earlier of (x) the fifth anniversary of the date of the agreement and (y) the second anniversary of termination.
     The Company will also reimburse the reasonable out-of-pocket expenses of Holdings, its parent company and the general partner of its parent company, to the extent related to its investment in the Company, including but not limited to reasonable and documented legal and accounting expenses, regulatory compliance costs, the costs of insurance, all partner reporting and other administrative expenses.
Item 3.02 Unregistered Sales of Equity Securities.
     The information included in Item 5.01 is incorporated by reference herein.
     The shares were issued and sold to Holdings pursuant to the Stock Purchase Agreement without being registered under the Securities Act of 1933, as amended (the “Securities Act”), or qualified under state or Commonwealth of Puerto Rico securities or blue sky laws, in compliance with the exemption from Securities Act registration provided by Section 4(2) of the Securities Act.
Item 5.01 Change of Control.
     On July 19, 2007, pursuant to the Stock Purchase Agreement, dated as of May 16, 2007, as amended (the “Stock Purchase Agreement”), entered into by the Company and Holdings, Holdings purchased 968,263,968 newly issued shares of the Company’s common stock for $610 million in cash. Holdings now holds securities representing approximately 90.0% of the voting power of all of the Company’s shareholders.
     See Items 1.01 above for a description of arrangements with respect to election of directors to the Company’s board and other matters.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 19, 2007, upon the closing of the transactions contemplated by the Stock Purchase Agreement described above, and in accordance with the provisions of the Stock Purchase Agreement, Edgar M. Cullman, Jr., John L. Ernst, Peter A. Hoffman, John B. Hughes, Efraim Kier, Adolfo Marzol, Manuel Peña-Morros and Harold D. Vicente resigned from their positions as directors of the Company. Dennis G. Buchert and Glen R. Wakeman will continue to serve as directors of the Company. In addition, pursuant to Holding’s rights to nominate directors for election to the board, as described above, the following persons were elected to serve as directors of the Company:
     Frank W. Baier
     Mr. Baier is a consultant and was formerly the Chief Financial Officer of Independence Community Bank from 2001 to 2006. Mr. Baier is a CPA, and has a B.S.B.A. in accounting from Seton Hall University and an M.B.A. from the Leonard N. Stern School of Business, New York University.
     David E. King
     Mr. King is a senior managing director of Bear Stearns & Co., which he joined in 2001. Mr. King received a B.A. from Rice University, an M.S. from SUNY-Stony Brook, and an M.B.A. from Stanford Graduate School of Business.
     Howard M. Levkowitz
     Mr. Levkowitz is a Managing Partner and Co-founder of Tennenbaum Capital Partners, LLC, whose predecessor he joined in 1997. Mr. Levkowitz received B.A. and B.S. degrees from the University of Pennsylvania (Wharton School) and a J.D. from the University of Southern California.
     Michael J. O’Hanlon
     Mr. O’Hanlon is a Senior Managing Director of Marathon Asset Management. Prior to his current position, Mr. O’Hanlon held various positions at Lehman Brothers, including Head of Global Financial Institutions and Head of Financial Sponsor and Restructuring Groups/Asia—Tokyo. Mr. O’Hanlon received a B.S. degree from The College of St. Rose and an M.B.A. from the State University of New York at Albany.
     Ori Uziel
     Mr. Uziel is a managing director of Perry Corp., which he joined in 2002. Mr. Uziel received a B.S. from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business.
Item 7.01 Regulation FD Disclosure
     On July 19, 2007, the Company issued a press release announcing that it had completed the closing of the transactions contemplated by the Stock Purchase Agreement. A copy of the press release referred to above is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Matters.
     On July 17, 2007, the U.S. District Court for the Southern District of New York approved the previously reported settlement agreement to settle all claims in the consolidated securities class action and shareholder derivative litigation filed against the Company following the announcement in April 2005 of the need to restate its previously issued financial statements.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

10.1	Securityholders and Registration Rights Agreement.

10.2	Advisory Services Agreement.

99.1	Press release dated July 19, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: July 20, 2007	By:	/s/ Marangal I. Domingo
		Name:	Marangal I. Domingo
		Title:	Executive Vice President and Chief Financial Officer